SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 1, 1996

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 73-0271280

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On July 1, 1996, registrant issued a press release entitled Halliburton Announces Agreement to Acquire Landmark Graphics Corp. pertaining, among other things, to an announcement that registrant has executed and delivered an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 30, 1996 with Landmark Graphics Corporation ("Landmark"). The Merger Agreement provides for the merger of Landmark with a wholly owned subsidiary of the registrant and the conversion of each outstanding share of common stock of Landmark into 0.574 of one share of common stock of registrant. The transaction, which is valued at about $557 million, or approximately $31.86 per share of Landmark common stock based on the closing price per share of registrant common stock on June 28, 1996, will result in the issuance of approximately 10.0 million shares of registrant's common stock. Approximately 124.8 million shares of registrant's common stock will be outstanding after such issuance.

         The proposed merger is subject to the approval of Landmark's stockholders and Hart-Scott-Rodino antitrust clearance. The merger will be structured as a pooling of interests and, for federal income tax purposes, as a tax-free exchange to Landmark shareholders. The companies anticipate completion of the acquisition during the fall of 1996.

         In addition to the Merger Agreement, registrant concurrently executed and delivered a Stock Option Agreement dated as of June 30, 1996 with Landmark pursuant to which the registrant is entitled to purchase, at a price of $31.86 per share, authorized but unissued common stock from Landmark in an amount equal to up to 15% of the outstanding common stock of Landmark upon the occurrence of certain events. The registrant also entered into a Voting Agreement dated as of June 30, 1996 with two holders of an aggregate of approximately 11.1% of the outstanding Landmark common stock pursuant to which such holders have agreed to vote in favor of the Merger Agreement at the meeting of holders of Landmark common stock to be called to consider approval of the Merger Agreement.


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         Landmark will be operated as a  wholly-owned  subsidiary of registrant.
Following the merger, Robert P. Peebler will continue as president and chief executive officer of Landmark. Registrant and Landmark also announced that they are pursuing an alliance with EDS to develop a worldwide distributed data management capability that integrates all information associated with the oil field lifecycle.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 2(a) - Agreement and Plan of Merger dated as of June 30, 1996 among registrant, Halliburton Acq. Company and Landmark Graphics Corporation.

                  Exhibit 2(b) - Stock Option Agreement dated as of June 30, 1996 between registrant and Landmark Graphics Corporation.

                  Exhibit 2(c) - Voting Agreement dated as of June 30, 1996 between registrant and S. Rutt Bridges and Barbara Ann Bridges.

                  Exhibit 20 - Press release dated July 1, 1996











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:    July 3, 1996                       By: /s/ Robert M. Kennedy
                                                 Robert M. Kennedy
                                                 Vice President - Legal



























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                                  EXHIBIT INDEX



Exhibit                                                     Sequentially
Number                     Description                      Numbered Page


    2(a)                  Agreement and Plan                 6 of 104
                          of Merger

    2(b)                  Stock Option Agreement             81 of 104

    2(c)                  Voting Agreement                   95 of 104

    20                    Press Release of                   101 of 104
                          July 1, 1996
                          Incorporated by Reference
























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